As filed with the Securities and Exchange Commission on February 22, 2000.
                           Commission File No.0-20598

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                            _______________________

                                   FORM S-8
               Registration Statement Under The Securities Act of 1933
                            ________________________

                               DEFINITION, LTD.
                (Exact name of Registrant as specified in its charter)
  	  NEVADA                             					       75-2293489
(State or other jurisdiction of              						(IRS Employer
incorporation or organization)                					Identification No.)

        4625 W. Nevso Drive, Suite 2, Las Vegas,NV 89103, (702) 253-1333
  (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SHARES ISSUED FOR SERVICES
                             (Full Title of Plans)

                                Charles Kiefner
                                   Chairman
                               Definition, Ltd.
                         4625 West Nevso Drive, Suite 2
                            Las Vegas, Nevada 89103
                                (702) 253-1333
(Name and address, including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:
                           CHARLES A. CLEVELAND, P.S.
                         Charles A. Cleveland, Esquire
                        1212 North Washington, Suite 304
                         Spokane, Washington 99201-2401
                                 (509) 326-1029

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     Calculation Of Registration Fee
---------------------------------------------------------------------------
                                      Proposed  	Proposed
                                   			maximum   	maximum
                                   			offering   aggregate
Title of Securities 		Amount to be   	price per  offering   Amount of
to be registered    		registered     	share [1]  price [1]  registration fee
----------------------------------------------------------------------------
Common Stock,
$0.001 par value     	1,000,000 shares 	$1.12 [1]	$ 1,120,000 	$311.36[2]

[1] The maximum offering price was calculated pursuant to Rule 457(c), based upon the closing bid price for the Common Stock on February 14, 2000.
[2] Minimum fee.

                            DEFINITION LTD.
Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption            	Caption in Prospectus

1.	Forepart of Registration Statement      		Facing Page of Registration
  	and Outside Front Cover Page            		Statement and Cover Page of
  	of Prospectus                           		Prospectus

2. Inside Front and Outside Back           		Inside Cover Page of Prospectus
   Cover Pages of Prospectus               		and Outside Cover Page of
                                           		Prospectus

3. Summary Information, Risk             				Not Applicable
  	Factors and Ratio of Earnings to
  	Fixed Charges

4.	Use of Proceeds                      					Not Applicable

5.	Determination of Offering Price         		Not Applicable

6.	Dilution                                		Not Applicable

7.	Selling Security Holders               			Sales by Selling
                                             Shareholders

8. Plan of Distribution                  				Cover Page of Prospectus and
                                          			Sales by Selling Shareholders

9. Description of Securities to           			Grant of Stock Bonus; and
  	be Registered                          			Sales by Selling Shareholders

10.Interest of Named Experts             				Not Applicable
  	and Counsel

11.Material Changes                     					Not Applicable

12.Incorporation of Certain Information  				Incorporation of Certain
  	by Reference                         					Information by Reference

13.Disclosure of Commission Position        	Indemnification
   on Indemnification or Securities
   Act Liabilities

                              REOFFER PROSPECTUS

                               DEFINITION, LTD.

                      1,000,000  Shares of Common Stock
                        ($0.001 par value per share)

The shareholders named in the table included in the "Selling Shareholders" section of this Reoffer Prospectus, which begins on page 9, are offering all of the shares of common stock covered by this Reoffer Prospectus. Those people are called selling shareholders and will be referred to throughout this document as the "Selling Shareholders". The Selling Shareholders include officers and directors who received stock instead of salaries and cost reimbursements and Kevin Smith, who received his stock for consulting services rendered.

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated. All Shares covered by this Reoffer Prospectus will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: DFNL). On February 14, 2000, the closing price of the common stock was $1.12 per share.

See "Risk Factors" beginning on page 7 for a description of certain factors that should be considered by purchasers of the common stock.

We have not, nor has any individual named in this Reoffer Prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this Reoffer Prospectus.

This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-8 in respect of the common stock offered by this Reoffer Prospectus with the Securities and Exchange Commission under the Securities Act. This Reoffer Prospectus does not contain all of the information contained in the registration statement.
You should read this entire Reoffer Prospectus carefully as well as the registration statement for additional information.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
___________

This Reoffer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of the Reoffer Prospectus is February 22, 2000.

                              TABLE OF CONTENTS

Where You Can Find More Information...................................	  6
Forward-Looking Statements............................................	  6
About Us..............................................................   7
Risk Factors..........................................................   7
Use of Proceeds.......................................................	  9
Selling Stockholders..................................................   9
Plan of Distribution..................................................   10
Our Common Stock......................................................   11
Indemnification.......................................................   12
Legal Matters.........................................................   13
Experts...............................................................   13

                    WHERE YOU CAN FIND MORE INFORMATION
We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 0-20598.
In addition, our proxy and information statements and other information about us can be inspected at the offices f the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Reoffer Prospectus. Information in this Reoffer Prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this Reoffer Prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1998;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1999;
(3) The Company's Quarterly Report on Form 10-QSB for the period ended June 30,1999;
(4) The Company's Quarterly Report on Form 10-QSB for the period ended September 30,1999;
(5) The Company's Report on Form 8-K for December 8, 1999; and,
(6) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement.
Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Reoffer Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
                              Corporate Secretary,
                                Definition, Ltd.
                         4625 West Nevso Drive, Suite 2
                           Las Vegas, Nevada 89103
                           telephone (702) 253-1333

Information on our website is not part of this Reoffer Prospectus.

                         FORWARD LOOKING STATEMENTS

Some of the information in this Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

-     the statements discuss our future expectations;
- the statements contain projections of our future earnings or of our financial condition; and
-     the statements state other "forward-looking" information.

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this Reoffer Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this Reoffer Prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                   ABOUT US

e were formed on March 13, 1989 in the State of Nevada. Originally we acquired the rights and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. We also obtained and further enhanced procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries using the Stone
Grill for tabletop cooking. From 1989 to 1993, we tried to market and sell the Stone Grill cooking and its Stone Grill products and, even tested a restaurant in 1991. During 1993, we decided not to continue in the restaurant business. We sold all of our interest to Stone Grill
Restaurants, Inc., a  related company.

During 1994, we started to acquire the materials to do business in interactive media and communications. We started to acquire programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time.

Our business includes the production of direct response programming, and interactive programming for use around the world, including educational software, infomercials, interactive computer media, video and the sale of television advertising. Our primary station was WINQ-TV 19, in West Palm Beach, Florida. We sold that station in November 1999. In January 2000 we announced a transaction with MegaMedia Networks, Inc., an Internet based company. In February 2000 we announced a transaction with RBSI, a Nevada corporation, involved in the Automated Teller Machine and Electronic Fund Transfer data processing industry.

We also sell outside the U.S., copies of video, film clips and programming from our broadcast film library. Our library contains many programs, documentaries, newsreels, music books, and educational footage. We are also involved with the production of television programs for broadcast in the West Palm Beach, Florida, and the Dallas/Fort Worth, Texas areas. We also produce one-hour infomercials for video and cable television broadcast.

The Company engages in commerce through enhanced communications. The Company intends to become a leader in all phases of high technology communications media, television, wireless telephone/fax/Internet service, television advertising, computer hardware and software, and travel services. There is, of course, no assurance that the Company will be successful in its business.

                               RISK FACTORS
You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

OPERATIONS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION - If our business is alleged or found to violate television broadcasting and applicable laws set by the Federal Communications Commission, our revenue and earnings could materially decrease.

Our business is subject to extensive, frequently changing, federal, state and local regulation regarding the following:

- prohibitions and limitations on types of advertising;
- television licensing requirements;
- health and safety requirements;
- environmental concerns, such as electrical or signal transmissions;
- changing technology requirements.

Some of these laws may restrict or limit our business. Much of this regulation, particularly technology requirements, is complex and open to differing interpretations. If any of our operations are found to violate these laws, we may be subject to severe sanctions or be required to alter or discontinue our operations. If we are required to alter our practices, we may not be able to do so successfully. The occurrence of any of these events could cause our revenue and earnings to decline.

WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.
- We have incurred significant losses in the last several years. We intend to continue to expend significant financial and management resources on the development of additional products, sales and marketing, improved technology and expanded operations. Although we believe that operating losses and negative cash flows may diminish in the near future, we may not be profitable or generate cash from operations in the foreseeable future.

IF WE DO NOT SECURE ADDITIONAL FINANCING, WE MAY BE UNABLE TO DEVELOP OR ENHANCE OUR SERVICES, TAKE ADVANTAGE OF FUTURE OPPORTUNITIES OR RESPOND TO COMPETITIVE PRESSURES.
- We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations. Additional financing may not be available when needed on favorable terms or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could materially adversely affect our business. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated.

DEPENDENCE UPON KEY PERSONNEL - If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

- We are dependent upon the services and management skills of our executive officers, Donna Anderson, President/Chief Executive Officer and Charles R. Kiefner, Chairman of the Board and secretary. Mr. Kiefner has been with us since August, 1997. We have not entered into employment agreements with Ms. Anderson and Mr. Kiefner. We do not maintain key man life insurance on either officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

CONTROL BY EXISTING MANAGEMENT - Certain members of our board of Directors own a significant portion of our outstanding common stock.

- 	Our Board of Directors, officers and their respective affiliates beneficially own 43.04% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY

AND SIGNIFICANTLY. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

  . Quarter-to-quarter variations in our operating results, . New Licensing requirements,
  . General conditions in the markets for our products or the television industry,
  . The price and availability of advertising revenue, . General financial market conditions, or . Other events or factors.

In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

PROPRIETARY PROTECTION. As part of our business we have tried to build up a library of films to be used for informercials, documentaries, movies, newsreels and educational films. Our products may not be protected by registered copyrights, and we have not filed any copyright applications in any jurisdiction. The lack of copyright protection may limit our ability to distinguish ourselves from other industry competitors. In addition, while we license our films to purchasers and restrict unauthorized use under our licensing provisions, this does not protect us from an erosion of potential revenue due to illicit use and piracy.

                              USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Shareholders.

                            SELLING SHAREHOLDERS
The following table lists (a) the name of the Selling Shareholders (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this Reoffer Prospectus by such Selling Shareholders; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this Reoffer Prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such shares for resale from time to time.
See "Plan of Distribution.".

                   		Number of          		 	Shares to     	Percentage
Name of            		Shares    	Shares to  	Be Owned      	To Be Owned	   Date
Selling Shareolder 		Owned     	Be Offered 	After Offering	After Offering Issued

JOHN ANDERSON(3) 		  2,250,000	 250,000	    2,000,000      15.68%
797 North High Road
Palm Springs, CA 92262

DONNA ANDERSON(3) 	 	  250,000 	250,000       	-0-	         	-0-
797 North High Road
Palm Springs, CA 92262

CHARLES R. KIEFNER 		3,738,450 	250,000   		3,488,450 	    27.36%
238 Wilshire Boulevard
Casselberry, FL  32707

KEVIN SMITH		         	250,000 	250,000		       -0-	        	-0-
1135 Terminal Way
#209
Reno, NV  89508

We believe that all of the above individuals are natural persons; they provided bona fide services to us; and the services they performed were not for capital-raising transactions and do not directly or indirectly promote or maintain a market for our stock. Donna Anderson, John Anderson, and Charles Kiefner, all received their stock as compensation for salaries and expenses incurred over the past 2 and 1/2 years. Kevin Smith, received his stock for consulting services rendered for the Company in identification of merger and acquisition candidates as well as to assist in the proper structure of the acquisition.


(1)	Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of February 16, 2000 upon the exercise of options or warrants.

(2) Based upon 12,751,227 shares of Common Stock issued and outstanding as of February 10, 2000. Each beneficial owner's percentage is determined by assuming that all such exercisable options or warrants that are held by such person (but not those held by any other person) have been exercised.

(3)	Some of Mr. Anderson's shares were obtained from Sterling Consulting, Inc.
    Mr. Anderson is the spouse of our President, Donna Anderson. All shares of Common Stock owned by either John Anderson or Donna Anderson are owned as community property and should be deemed owned by both. The secretary of Sterling Consulting, Inc. is Charles Kiefner who is also our Chair of the Board of Directors and Secretary. 1,500,000 shares are owned directly by the Dilaura Revocable Living Trust, the trustee of which is Donna
    Anderson, and the beneficiaries are John Anderson, Donna Anderson, and their children.
                              PLAN OF DISTRIBUTION
The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of their Shares offered by this Reoffer Prospectus from time to time. These sales may be made:

- on the over-the-counter market;
- to purchasers directly;
- in ordinary brokerage transactions in which the broker solicits purchasers;
- through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;
- through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;
- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Reoffer Prospectus;
- through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;
- in any combination of one or more of these methods; or
- in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

All Shares covered by this Reoffer Prospectus will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

We will pay substantially all the expenses incident to this offering of Shares by the Selling Shareholders, other than brokerage and selling fees. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

We may be required to file a supplemental Reoffer Prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this Reoffer Prospectus would contain

(1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,
(2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and
(3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this Reoffer Prospectus, including any Reoffer Prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

                              OUR COMMON STOCK

Common Stock
We can issue up to 50,000,000 shares of Common Stock, $0.001 par value per share. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intends to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

Stock Option Plan

In November, 1999, we adopted a stock option plan to reward key officers and directors. The Plan allows us to give stock options for up to 1,000,0000 shares of common stock. We call the Plan the 1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Corporate Stock Transfer, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209.

                                INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
(ii) the payment of distribution in violation of Nevada Revised

Statutes, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director of officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer.
The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

We and Interactive Systems, Inc., our wholly-owned subsidiary (ISI), have entered into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by us and by ISI of each of them to the extent permitted by our respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Our special counsel, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns approximately 70,000 shares of common stock. The 70,000 shares of common stock constitute a significant interest, as that term is defined under Item 509 of Regulation S-K.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this Reoffer Prospectus by reference from the Company's Annual Report on Form 10-KSB and 10-KSB/A for the Year ended December 31, 1998 have been audited by Clancy & Co., PLLC, Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

Item 5. 	Interests Of Named Experts And Counsel.

Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns approximately 70,000 shares of common stock. The 70,000 shares of Common Stock constitute a significant interest, as that term is defined under Item 509 of Regulation S-K.

Item 6. 	Indemnification Of Directors And Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 7. 	Exemption From Registration Claimed.

All shares of common stock were believed issued pursuant to an exemption to registration provided under Section 4(2), of the Securities Act of 1933.

Item 8.  Exhibits And Financial Statement Schedules.

Certain of the following exhibits are filed as part of this registration statement.

The following are filed as exhibits to this Registration Statement:
                                                							        Sequentially
                                                							        Numbered
Exhibit No.                   	Description          			        Page

4.1	Instruments defining the rights of security holders
    including indentures

4.2	Amended and Restated Articles of Incorporation, dated
    January 13, 1995,	of the Company.  Incorporated by
    reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31,1998.

4.3	By-laws of the Company, dated January 13, 1995.  Incorporated
    by reference	to the Company's Annual Report on Form 10-K,
    for the	fiscal year ended December 31, 1998.

5  	Opinion of Charles A. Cleveland, re: Legality                     19

10  Consulting Agreement between the Company and Kevin Smith          17

23.1Consent of Clancy and Co., PLLC, Certified Public Accountants. .  19

23.2Consent of Charles A. Cleveland, Attorney At Law. . . . . . . .   19

24.1Powers of Attorney (contained on Sequential page 16 of this Registration Statement)

Item 9.  Undertakings.

(a) The Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)  To include any prospectus required by Section 10(a)(3) of the Act;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) 	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section
         15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is  against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
         (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of February 2000.

                                 DEFINITION, LTD.

                                 By:
                                 Donna Anderson
                                 Title: President, Chief Executive Officer,

                                 By:
                                 Charles Kiefner
                                 Title: Chairman, Secretary

Date:

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Donna Anderson, as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	              		 		Title            						   Date

_____________________    		 	President and Director  		February 22, 2000.
Donna Anderson

_____________________   	 			Chairman, Secretary and   February 22, 2000.
Charles Kiefner							       Director

_____________________   	 			Director              				February 22, 2000.
John Anderson

Exhibit 10
                            CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made on January 7, 2000, between, Definition, Ltd., and Kevin Smith.

                                  RECITALS

WHEREAS, the Company desires to be assured of the association and services of Consultant in order to avial itself of the Consultant's experience, skills abilities, background and knowledge to facilitate long range planning and to execute the Company's business and marketing needs in an orderly and efficient manner; the Company is therefore willing to engage the Consultant upon the terms and conditions herein contained:

WHEREAS, the Consultant agrees to be engaged and retained by the Company in accordance with the following terms and conditions.

NOW, THEREFORE, in consideration of the recitals, promises and Conditions contained herein, the Consultant and the Company agree as follows:

I.  CONSULTING SERVICES, The Company hereby retains the consultant to:

1.  Identify Merger and Acquisition candidates.
2.  Assist in the Proper Structure of the Acquisition

2. TERM. The term of this Agreement shall be for a period of one year commencing immediately and is renewable for a successive period of 6 months by mutual agreement.

3. COMPENSATION TO CONSULTANT. Definition, Ltd., agrees to compensate Kevin Smith in the amount of: 250,000 shares of common stock.

4. RELATIONSHIP OF PARTIES. This agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as the agent of the Company except when such authority is specifically deldgated to the Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of the Consultants services hereunder shall be at the sole discretion of the Consultant. All compensation paid to the Consultant thereunder shall constitute earnings to the Consultant from self-employment income. The Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

5. EXPENSES. The Company agrees to pay all incurred by the consultant in furtherance of the business of the Company, including travel, food, lodging and entertainment expenses whenever possible and feasible to take advantage of group discounts. The company will make travel and lodgin arrangements for the consultant. The Company upon presentation of reasonably acceptable receipts will reimburse additional expenses to the Consultant.

6. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this agreement. Either party may change its address by written notice made in accordance with this section.

7. BENEIFT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, Administrators, Exectors, Successors, subsidiaries and affiliates.

8. GOVERNING LAW. This Agreement is made and shall be governed and construed in accordance with the laws of the state, of Florida and it is agreed that jurisdiction and venue of any actions pertaining to this Agreement will in the City of Palm Springs, CA.

9. ASSIGNMENT. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other part shall be void, and shall constitute a breach of the terms of this Agreement.

10. ENTIRE AGREEMNENT. MODIFICATION. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises. Guarantees, Inducements, or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

11.  COMPETITION.  This Agreement shall be non-exclusive.

12. LITIGATION EXPENSES. If any action at law or in equity is brought be either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

BY ________________________
   /s/  Donna Anderson
        President, CEO
        Definition, Ltd.

BY ________________________
   /s/  Kevin Smith

Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Definition, Ltd. of our report on examination of the financial statements of Definition, Ltd.'s for the years ended December 31, 1998, dated August 9, 1999, appearing in the Annual Report to Stockholders for the year ended December 31, 1998 and incorporated in the Company's Annual Report on Form 10-KSB and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Reoffer Prospectus.

/s/  Clancy & Co., P.L.L.C.
     Certified Public Accountants

     Phoenix, Arizona
     February 22, 2000

Exhibit 23.2
CONSENT OF CHARLES A. CLEVELAND, ATTORNEY AT LAW

February 22, 2000

Definition, Ltd.
4625 W. Nevso Drive
Suite 2
Las Vegas, NV 89103

Re:  Definition, Ltd. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Definition, Ltd., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registraton Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,000,000 shares (the "shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may be sold by certain stockholders of the Company, namely Charles R. Kiefner, Donna Anderson, John Anderson, and Kevin Smith (the "Selling Stockholders").

I have examined the Registration Statement and such documents and records of the Company and other documents as I had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other manners. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

In rendering the following opinion as to the proposed transaction, I have made the followng assumptions: the shares were issued by the Company for bona fide services to the Company; the services performed were not for capital-raising transactions and did not or do not directly or indirectly promote or maintain a market for the Company's stock; all of the Selling Shareholders are natural persons; and the Company has publicly disclosed all material information.

Based upon the foregoing, I am of the opinion that upon the happening of the following events,

(a) due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Shares by the Selling Shareholders;

(b) filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement;

(c) due execution by the Company and registration by its registrars of the Shares of the Selling Shareholders and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations; and,

(d) Selling Shareholders acting in compliance with the terms and conditions of Rule 144, specifically, Rule 144 (e), as required by General Instructions to Form S-8.

the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

For purposes of Item 509, of Regulation S-K, I retain a contingent interest of approximately 70,000 shares of Common Stock of the Company, for certain legal services on behalf of the Company.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

Very truly yours,

CHARLES A. CLEVELAND, P.S.


BY:  _________________________
     /s/ Charles A. Cleveland

CAC:lrb